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                                                                    EXHIBIT 99.1

                         UNITED HEALTHCARE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             SPECIAL MEETING OF SHAREHOLDERS --             , 1998

    The undersigned shareholder of United HealthCare Corporation ("United HealthCare") acknowledges receipt of the Joint Proxy Statement -- Prospectus of United HealthCare and Humana Inc. ("Humana") and the undersigned revokes all
prior proxies and appoints              and             , and each of them
individually, proxies for the undersigned to vote all shares of Common Stock of United HealthCare that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at [LOCATION] at [TIME], local time, on
             , 1998 and any adjournments, or postponements thereof, on those matters referred to in the Joint Proxy Statement -- Prospectus.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) AND (2) ON THE REVERSE SIDE, PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

    SHARES HELD IN THE UNITED HEALTHCARE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (ESOP SHARES) WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. HOWEVER, IF INSTRUCTIONS ARE NOT RECEIVED, OR IF THIS CARD IS NOT PROPERLY EXECUTED, THE ESOP SHARES WILL NOT BE DEEMED TO BE REPRESENTED FOR PURPOSES OF CALCULATING THE VOTE.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE
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       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. STOCK ISSUANCE. To approve the issuance of shares of United HealthCare Common Stock as contemplated by the Agreement and Plan of Merger dated as of May 27, 1998, among Humana, United HealthCare and UH-1 Inc., a direct, wholly owned subsidiary of United HealthCare ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will be merged with and into Humana and
   (b) each outstanding share of common stock, $.16 2/3 par value, of Humana will be converted into the right to receive 0.5 of a share of United HealthCare Common Stock.

  / / FOR                        / / AGAINST                        / / ABSTAIN

2. INCREASE IN NUMBER OF AUTHORIZED SHARES. To approve an amendment to United HealthCare's Second Restated Articles of Incorporation increasing the number of authorized shares of United HealthCare Common Stock from 500,000,000 to 800,000,000 shares.

  / / FOR                        / / AGAINST                        / / ABSTAIN

 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                          Please sign exactly as your name or
                                          names appear hereon. If shares are
                                          held jointly, each shareholder should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign in
                                          full corporate name by president or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized person.
                                          ______________________________________
                                          SIGNATURE OF SHAREHOLDER (Title, if
                                          any) DATED
                                          ______________________________________
                                          SIGNATURE OF SHAREHOLDER (Title, if
                                          any) DATED